UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Metaurus Equity Component Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Metaurus Advisosrs LLC 589 Fifth Avenue Suite 808 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
U.S. Equity Cumulative Dividends Fund – Series 2027 Shares	NYSE Arca, Inc.	35-2594229
U.S. Equity Ex-Dividend Fund – Series 2027 Shares	NYSE Arca, Inc.	30-0987130

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-221591

Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

The description contained under the heading “Description of the Shares and the Trust Agreement” in the prospectus that forms part of the Registration Statement No. 333-221591, initially filed with the Commission on November 15, 2017, as amended on December 18, 2017 and January 9, 2018, and as may be further amended after the date hereof (the “Registration Statement”), is hereby incorporated by this reference and made a part of this filing.

Item 2. Exhibits

No other securities of the registrant are registered on NYSE Arca, Inc. and no securities are being registered under Section 12(g) of the Exchange Act. Accordingly, no exhibits are filed with this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Metaurus Equity Component Trust

Date: January 10, 2018	By: Metaurus Advisors LLC, its sponsor

	By:	/s/ Richard P. Sandulli
	Name:	Richard P. Sandulli
	Title:	Co-Chief Executive Officer